 Filed Pursuant to Rule 424(b)(2)
 Registration Number 333-220491
PROSPECTUS SUPPLEMENT
(To Prospectus dated September 25, 2017)
1,750,000 Shares
Common Stock
We are offering 1,750,000 shares of our common stock, $1.00 par value per share. Our common stock is listed on the Nasdaq Global Select Market under the symbol “FBMS.” On October 26, 2017, the last reported sale price of our common stock on the Nasdaq Global Select Market was $30.35 per share.
Investing in our common stock involves risks. Before making a decision to purchase our common stock, potential purchasers should consider the information set forth in the “Risk Factors” section beginning on page S-6 of this prospectus supplement, on page 6 of the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated herein by reference.
	Per Share	Total
Price to public	$29.00	$50,750,000
Underwriting discounts(1)	$1.45	$2,537,500
Proceeds to us, before expenses	$27.55	$48,212,500

(1)
The underwriters will also be reimbursed for certain expenses incurred in this offering. See “Underwriting” for details.

We have granted the underwriters an option to purchase up to an additional 262,500 shares of common stock for 30 days after the date of this prospectus supplement at the public offering price, less discounts and commissions.
Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission or any bank regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The shares of common stock are not savings accounts, deposits or other obligations of any depository institution and are not insured or guaranteed by the Federal Deposit Insurance Corporation, or the FDIC, or any other government agency or instrumentality.
The underwriters expect to deliver the shares to purchasers in book-entry form only, through the facilities of The Depository Trust Company, against payment on or about October 31, 2017.
Sole Bookrunner
Lead Manager
FIG Partners, LLC
The date of this prospectus supplement is October 26, 2017

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus before deciding to purchase shares of our common stock.
To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement. You should also read and consider the additional information under the caption “Where You Can Find More Information” in this prospectus supplement.
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration process, we may, from time to time, sell the securities described in the accompanying prospectus in one or more offerings up to a total amount of  $125,000,000. The shelf registration statement was declared effective on September 25, 2017.
In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus with respect to this offering filed by us with the SEC. Neither we nor the underwriters have authorized any other person to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to the offering filed by us with the SEC and the documents incorporated by reference herein and therein is accurate only as of their respective dates (or, with respect to particular information contained in such document, as of the date set forth within such document as the date as of which such particular information is provided), regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
We and the underwriters are not offering to sell nor seeking offers to buy shares of our common stock in any jurisdiction where offers and sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless otherwise indicated or unless the context requires otherwise, all references in this report to “the Company,” “we,” “us,” “our,” or similar references, mean The First Bancshares, Inc. and our banking subsidiary, The First, A National Banking Association, on a consolidated basis. References to “The First” or the “Bank” mean our wholly owned banking subsidiary, The First, A National Banking Association.
S-ii

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the Public Reference Room. Our filings with the SEC are also available to the public through the SEC’s Internet site at www.sec.gov. Our common stock is listed on the Nasdaq Global Select Market under the symbol “FBMS,” and you can read our SEC filings at the Nasdaq Stock Market, Inc., Reports Section, 1735 K Street N.W., Washington, D.C. 20006. We also maintain an Internet site at www.thefirstbank.com at which there is additional information about our business, however the contents of that site are not incorporated by reference into, and are not otherwise a part of, this prospectus supplement or the accompanying prospectus or other offering materials.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference the following documents (other than information “furnished” and not “filed”):
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Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 16, 2017;

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Those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 12, 2017 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016;

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, filed with the SEC on May 10, 2017, and June 30, 2017, filed with the SEC on August 9, 2017;

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Our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 4, 2017, February 6, 2017, March 16, 2017, April 24, 2017, May 4, 2017, May 30, 2017, July 24, 2017 and October 24, 2017 (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act);

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The description of our common stock in the our registration statement on Form 8-A, filed with the SEC on May 1, 1997, as amended by our current report on Form 8-K filed with the Commission on June 17, 2013;

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Any documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the termination of the offering of the securities offered hereby (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act).

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings, at no cost, by writing or telephoning us at:
The First Bancshares, Inc.
6480 U.S. Highway 98 West
Hattiesburg, Mississippi 39402
(601) 268-8998
Attention: Investor Relations
S-iii

You should rely only on the information incorporated by reference or set forth in this prospectus supplement or the accompanying prospectus. Neither we nor the underwriters, nor any dealer or agent have authorized anyone else to provide you with additional or different information. We are not, and the underwriters are not, making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus, any other offering material or any document incorporated by reference is accurate as of any date other than the dates on the front of those documents (or, with respect to particular information contained in such document, as of the date set forth within such document as the date as of which such particular information is provided).
SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements made or incorporated by reference in this prospectus supplement which are not statements of historical fact constitute forward-looking statements within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, targets, expectations, anticipations, assumptions, estimates, intentions and future performance and involve known and unknown risks, many of which are beyond our control and which may cause our actual results, performance or achievements or the commercial banking industry or economy generally, to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.
All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through our use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “predicts,” “could,” “should,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for our future business and financial performance and/or the performance of the commercial banking industry and economy in general. Forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this registration statement, including, but not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which we conduct operations being less favorable than expected; legislation or regulatory changes which adversely affect the ability of the consolidated company to conduct business combinations or new operations; and risks related to the proposed acquisition of Southwest Banc Shares, Inc., including the risks that the proposed transaction does not close when expected or at all because required regulatory or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all, the terms of the proposed transaction may need to be modified to satisfy such approvals or conditions, and anticipated benefits from the proposed transaction are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions.
Other potential risks and uncertainties that could cause our actual results to differ materially from those anticipated in any forward-looking statements include, but are not limited to, the following:
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reduced earnings due to higher credit losses generally and specifically because losses in the sectors of our loan portfolio secured by real estate are greater than expected due to economic factors, including declining real estate values, increasing interest rates, increasing unemployment, or changes in payment behavior or other factors;

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reduced earnings due to higher credit losses because our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral;

•
the rate of delinquencies and amount of loans charged-off;

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the adequacy of the level of our allowance for loan losses and the amount of loan loss provisions required to replenish the allowance in future periods;

S-iv

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results of examinations by our regulatory authorities, including the possibility that the regulatory authorities may, among other things, require us to increase our allowance for loan losses through additional loan loss provisions or write-down assets;

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the amount of our loan portfolio collateralized by real estate and the weakness in the commercial real estate market;

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the impact of our efforts to raise capital on our financial position, liquidity, capital, and profitability;

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risks and uncertainties relating to not realizing anticipated cost savings and other expected financial benefits from our acquisitions;

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adverse changes in asset quality and resulting credit risk-related losses and expenses;

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increased funding costs due to market illiquidity, increased competition for funding, higher interest rates, and increased regulatory requirements with regard to funding;

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significant increases in competition in the banking and financial services industries;

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changes in the interest rate environment which could reduce anticipated or actual margins;

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changes in political conditions or the legislative or regulatory environment;

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general economic conditions, either nationally or regionally and especially in our primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality;

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our ability to retain our existing customers, including our deposit relationships;

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changes occurring in business conditions and inflation;

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changes in technology;

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changes in monetary and tax policies;

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ability of borrowers to repay loans, which can be adversely affected by a number of factors, including changes in economic conditions, adverse trends or events affecting business industry groups, reductions in real estate values or markets, business closings or lay-offs, natural disasters, and international instability;

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changes in deposit flows;

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changes in accounting principles, policies, or guidelines;

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our ability to maintain adequate internal controls over financial reporting;

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loss of consumer confidence and economic disruptions resulting from terrorist activities;

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changes in the securities markets;

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adverse weather conditions, including floods, tornadoes and hurricanes;

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geopolitical conditions such as acts or threats of terrorism or military conflicts; and

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other risks and uncertainties detailed from time to time in our filings with the SEC.

For a discussion of these and other risks that may cause actual results to differ from expectations, refer to “Part I — Item 1A. Risk Factors” and other information contained in our Annual Report on Form 10-Kfor the fiscal year ended December 31, 2016 and our other periodic filings, including quarterly reports on Form 10-Q and current reports on Form 8-K, that we file from time to time with the SEC. All written or oral forward-looking statements that are made by or are attributable to us are expressly qualified by this cautionary notice. You should not place undue reliance on any forward-looking statements since those
S-v

statements speak only as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of new information or unanticipated events, except as may otherwise be required by law.
S-vi

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in our common stock.
Overview and History of the Company
We were incorporated on June 23, 1995 to serve as a bank holding company for The First, A National Banking Association, headquartered in Hattiesburg, Mississippi. We are a Mississippi corporation and a registered financial holding company. The First began operations on August 5, 1996 from our main office in the Oak Grove community, which is now incorporated within the city of Hattiesburg. The First currently operates its main office and 43 full-service branches, one motorbank, and four loan production offices in Mississippi, Alabama, Louisiana and Florida.
We exited the recent recession with strong asset quality metrics compared to most of our peers, which we believe illustrates our historically disciplined underwriting and credit culture. As such, we benefited from our strength by taking advantage of growth opportunities when many of our peers were unable to do so. Since that time, we have focused on growing earnings per share and increasing our tangible common equity and tangible book value per share. In addition, we have returned to strong levels of loan growth by continuing to strengthen our relationships with existing clients and creating new relationships.
In April 2013, we completed our first post-recession acquisition with the purchase of First National Bank of Baldwin County, which resulted in our strategic entry into the south Alabama market. In July 2014, we completed our acquisition of Bay Bank, previously headquartered in Mobile, Alabama. The conversion and integration of these acquisitions have been successful to date, and we are optimistic that this market will continue to contribute to our future growth and success. Also in 2014, we established a de novo branch in Baton Rouge, Louisiana and a loan production office in Slidell, Louisiana.
On January 1, 2017, we completed the acquisitions of Iberville Bank and Gulf Coast Community Bank, which allowed us to expand our footprint in Florida and Louisiana. We paid a total of  $31.1 million in cash for all of the outstanding equity securities of Iberville Bank, of which $2.5 million is being held in escrow as contingency for flood-related losses in the loan portfolio that may be incurred due to flooding in Iberville Bank’s market area in the fall of 2016. We paid an aggregate purchase price for Gulf Coast of $2.3 million, consisting of 89,591 shares of our common stock, in exchange for all of the outstanding equity securities of Gulf Coast. System integration for both acquisitions was completed during the second quarter of 2017.
Market Areas
The First currently operates in four states: Mississippi, Louisiana, Alabama and Florida, as discussed below.
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Mississippi — In Mississippi, we have our main office and 16 full-service branches and one motorbank branch serving the cities of Hattiesburg, Laurel, Purvis, Picayune, Pascagoula, Bay St. Louis, Wiggins, Gulfport, Biloxi, Long Beach, Diamondhead, and the surrounding areas of Lamar, Forrest, Jones, Pearl River, Jackson, Hancock, Stone, and Harrison Counties. We also operate two loan production offices in Ocean Springs and Brandon.

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Louisiana — In Louisiana, we operate 12 branches serving the cities of Addis, Baton Rouge, Bogalusa, Denham Springs, Pierre Part, Plaquemine, Plattenville, Port Allen, Prairieville, Saint Gabriel, Siegen and White Castle. We also operate one loan production office in Slidell.

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Alabama — In Alabama, we operate ten branches serving the cities of Foley, Daphne, Fairhope, Gulf Shores, Orange Beach, Mobile, Bay Minette, Dauphin Island, and Theodore. We also operate one loan production office in Mobile.

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Florida — In Florida, we operate five branches serving the cities of Gulf Breeze, Pace, and Pensacola.

Recent Developments
Results for the Third Quarter Ended September 30, 2017
On October 24, 2017, we reported results for the quarter ended September 30, 2017. We reported net earnings available to common shareholders of  $4.7 million for the third quarter of 2017, compared to net earnings available to common shareholders of  $2.5 million for the third quarter of 2016 and net earnings available to common shareholders of  $2.4 million for the second quarter of 2017. Fully diluted earnings for the third quarter of 2017 were $0.51 per common share, compared to $0.45 per common share reported for the third quarter of 2016 and $0.26 per common share reported for the second quarter of 2017. Fully diluted earnings per common share included acquisition charges of  $0.03 per share for the third quarter of 2016 and $0.18 for the second quarter of 2017. Fully diluted earnings per share for the third quarter of 2017 also included the issuance of 3,563,380 in new common shares during the fourth quarter of 2016 related to the capital raise in October 2016.
Total assets were $1.788 billion at September 30, 2017, a decrease of  $1.6 million from the second quarter of 2017 due to the reduction in deposits related to the seasonality of our public fund portfolio. Total loans were $1.198 billion at September 30, 2017, compared to $1.187 billion at June 30, 2017 and $854.4 million at September 30, 2016, representing increases of  $10.3 million or 0.9% and $343.8 million or 40.2%, respectively. The increased loan volume of  $10.3 million for the third quarter was primarily distributed among all real estate categories. The acquisitions of Iberville and Gulf Coast accounted for $239.6 million of the total increase in loans in the third quarter of 2017 as compared to the same quarter in 2016. Total deposits decreased $42.8 million or 2.8% for the quarter ended September 30, 2017 compared to the second quarter of 2017. $25.4 million of the decrease was related to NOW accounts, of which $23.0 million is attributable to the seasonality of public fund deposits. Non-interest bearing deposits decreased $11.4 million as a result of normal balance fluctuations.
Acquisition of Southwest Banc Shares, Inc.
On October 24, 2017, we entered into an agreement and plan of merger, or the merger agreement, to acquire Southwest Banc Shares, Inc., or Southwest, pursuant to which Southwest will be merged with and into the Company, with the Company as the surviving entity, and First Community Bank, an Alabama state-chartered bank and wholly owned subsidiary of Southwest, will merge with and into The First, with The First as the surviving entity. Subject to the terms and conditions of the merger agreement, at the effective time of the merger, Southwest shareholders will have the right to receive, in the aggregate, $36 million in shares of our common stock and $24 million in cash, for total merger consideration of $60 million. The purchase price is subject to adjustment if Southwest’s adjusted tangible common equity falls below $32 million, or if the actual closing price of our common stock is 20% higher or lower than the price on the date of the merger agreement. Our board of directors and the board of directors of Southwest have each unanimously approved the merger agreement. Completion of the transaction is subject to customary closing conditions, including receipt of required regulatory approvals and approval of Southwest shareholders.
Corporate Information
Our headquarters are located at 6480 U.S. Highway 98 West, Hattiesburg, Mississippi, and our telephone number is (601) 268-8998. Our website can be found at http://www.thefirstbank.com. The contents of our website are not incorporated into this prospectus supplement or the accompanying prospectus. Additional information about us and our Bank is included in documents incorporated by reference in this prospectus supplement. See “Where You Can Find More Information” on page S-iii of this prospectus supplement.

The Offering
Issuer
The First Bancshares, Inc.
Common stock offered by us
1,750,000 shares (or 2,012,500 shares if the underwriters exercise their option in full to purchase additional shares)
Common stock outstanding after this offering
10,903,407 shares (or 11,165,907 shares if the underwriters exercise their option in full to purchase additional shares)(1)
Underwriters’ option to purchase additional shares
We have granted the underwriters an option to purchase up to an additional 262,500 shares from us within 30 days after the date of this prospectus supplement.
Public offering price per share
$29.00
Use of proceeds
We intend to use the net proceeds of this offering to fund the cash portion of the Southwest purchase price, to fund other potential future acquisitions, and for general corporate purposes, including the repayment of debt and to support organic growth.
Dividends
On October 19, 2017, our board of directors authorized a regular quarterly cash dividend of  $0.0375 per common share. The cash dividend will be paid on November 22, 2017 to shareholders of record as of November 3, 2017. Quarterly dividends on our common stock are subject to the discretion of our board of directors and dependent on, among other things, our financial condition, results of operations, capital requirements, restrictions contained in financing instruments and other factors that our board of directors may deem relevant.
Nasdaq Global Select Market symbol
“FBMS”
Directed share program
At our request, the underwriters have reserved up to 9% of the shares of our common stock to be sold in this offering for sale, at the public offering price, to current stockholders, local investors, directors, officers, employees, business associates, and related persons, which we refer to as our Directed Share Program. The number of shares of our common stock available for sale to the general public will be reduced to the extent these persons purchase such reserved shares. Any reserved shares that are not so purchased will be offered by the underwriters to the general public on the same basis as the other shares offered by this prospectus supplement. See “Underwriting — Directed Share Program.”
Risk factors
Investing in our common stock involves certain risks. Before investing in our common stock, you should carefully consider the information under “Risk Factors” beginning on page S-6 and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

(1)
Based on the number of shares of common stock outstanding as of October 26, 2017.

Summary Selected Financial Data
The following summary selected financial information for the fiscal years ended December 31, 2012 through December 31, 2016 is derived from our audited consolidated financial statements. The consolidated financial information as of and for the six months ended June 30, 2017 is derived from our unaudited consolidated financial statements and, in the opinion of our management, reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the data for those dates. The selected consolidated financial data for the six months ended June 30, 2017 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2017. You should not assume the results of operations for any past periods indicate results for any future period. You should read this information in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2016, and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, each of which is incorporated by reference into this prospectus supplement. See “Where You Can Find More Information.”
	As of and for the Six Months Ended June 30,		As of and for the Years Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
	(unaudited)
	(in thousands, except share data)
Selected Consolidated Operating Data:
Interest income	$32,217	$21,467	$44,604	$40,202	$36,371	$31,318	$26,331
Interest expense	3,214	1,938	4,315	3,208	2,973	2,917	4,137
Net interest income	29,003	19,259	40,289	36,994	33,398	28,401	22,194
Provision for loan losses	294	394	625	410	1,418	1,076	1,228
Net interest income after provision for loan losses	28,709	19,135	39,664	36,584	31,980	27,325	20,966
Noninterest income	7,148	5,444	11,247	7,588	7,803	7,083	6,324
Noninterest expense	31,165	17,314	36,862	32,160	30,734	28,165	22,164
Income before income tax expense	4,692	7,265	14,049	12,012	9,049	6,243	5,126
Income tax expense (benefit)	1,204	2,012	3,930	3,213	2,435	1,604	1,077
Net income	3,488	5,253	10,119	8,799	6,614	4,639	4,049
Preferred dividends and stock accretion	—	171	453	343	363	424	425
Net income available to common shareholders	3,488	5,082	9,666	8,456	6,251	4,215	3,624
Selected Financial Condition Data:
Securities available for sale	$366,490	$242,855	$243,206	$239,732	$254,746	$244,051	$214,393
Securities held to maturity	6,000	6,025	6,000	7,092	8,193	8,438	8,470
Loans, net of allowance for loan losses	1,185,773	825,761	865,424	769,742	700,540	577,574	408,970
Total assets	1,789,622	1,224,900	1,277,367	1,145,131	1,093,768	940,890	721,385
Deposits	1,550,799	1,032,363	1,039,191	916,695	892,775	779,971	596,627
Shareholders’ equity	162,879	110,298	154,527	103,436	96,216	85,108	65,885
Selected Consolidated Financial Ratios and Other Data:
Per Share Data:
Earnings per common share, basic	$0.38	$0.94	$1.78	$1.57	$1.20	$0.98	$1.17
Earnings per common share, diluted	$0.38	$0.93	$1.57	$1.55	$1.19	$0.96	$1.16
Cash dividends paid per common share	$0.075	$0.075	$0.15	$0.15	$0.15	$0.15	$0.15
Weighted average common shares outstanding, basic	9,134,225	5,423,676	5,435,088	5,371,111	5,227,768	4,319,485	3,101,411
Weighted average common shares outstanding, diluted	9,195,424	5,482,254	6,259,333	5,442,050	5,270,669	4,372,930	3,125,267
Book value per common share	$17.80	$17.15	$17.19	$16.05	$14.88	$13.34	$15.73
Performance Ratios:
Return on average assets	0.40%	0.87%	0.79%	0.75%	0.61%	0.45%	0.51%
Return on average equity	4.50	10.00	8.00	8.60	7.10	5.00	5.70
Net interest margin	3.76	3.59	3.63	3.63	3.58	3.31	3.42
Net interest margin, fully tax equivalent basis(1)	3.85	3.68	3.71	3.72	3.70	3.44	3.59

	As of and for the Six Months Ended June 30,		As of and for the Years Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
Asset Quality Ratios:
Nonaccrual loans to total loans and other real estate	0.33%	0.69%	0.37%	0.95%	0.85%	0.54%	0.81%
Allowance for loan losses to total loans	0.68	0.87	0.86	0.87	0.86	0.98	1.14
Allowance for loan losses to nonaccrual loans	202.8	126.4	230.1	91.6	100.6	180.1	139.0
Net charge-offs to average total loans	(0.003)	(0.03)	(0.02)	(0.03)	0.17	0.01	0.26
Consolidated Capital Ratios:
Tier 1 leverage ratio	8.4%	8.5%	11.9%	8.7%	8.4%	9.0%	8.6%
Common equity Tier 1 capital ratio	10.0	7.8	13.8	8.1	—	—	—
Tier 1 risk-based capital ratio	10.7	10.5	14.7	11.1	11.5	12.5	12.8
Total risk-based capital ratio	11.3	11.3	15.5	11.9	12.3	13.4	13.8
Total shareholders’ equity to total assets	9.1	9.0	12.1	9.0	8.8	9.0	9.1

(1)
We report net interest margin on a fully tax equivalent basis, which calculation is not in accordance with generally accepted accounting principles, or GAAP. The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 34% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin on a fully tax equivalent basis, and believes it enhances the comparability of income and expenses arising from taxable and nontaxable sources. Net interest margin on a fully tax equivalent basis should not be viewed as a substitute for net interest margin provided in accordance with GAAP.

RISK FACTORS
Investing in shares of our common stock involves significant risks, including the risks described below. You should carefully consider the following risks, together with the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2016 and the other periodic reports we file with the SEC before purchasing shares of our common stock. Our business, financial condition or results of operations could be negatively affected if the events contemplated by these risks or if additional risks and uncertainties not currently known to us or those that we currently view to be immaterial were to occur. If this were to happen, the value of our common stock could decline significantly and you could lose all or part of your investment.
Risks Related to Our Common Stock and This Offering
The price of our common stock may fluctuate significantly, which may make it difficult for investors to resell shares of common stock at a time or price they find attractive.
Our stock price may fluctuate significantly as a result of a variety of factors, many of which are beyond our control. In addition to those described in “Special Cautionary Notice Regarding Forward-Looking Statements,” these factors include, among others:
•
actual or anticipated quarterly fluctuations in our operating results, financial condition or asset quality;

•
changes in financial estimates or the publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to us or other financial institutions;

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failure to declare dividends on our common stock from time to time;

•
failure to meet analysts’ revenue or earnings estimates;

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failure to integrate acquisitions or realize anticipated benefits from acquisitions;

•
strategic actions by us or our competitors, such as acquisitions, restructurings, dispositions or financings;

•
fluctuations in the stock price and operating results of our competitors or other companies that investors deem comparable to us;

•
future sales of our common stock or other securities;

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proposed or final regulatory changes or developments;

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anticipated or pending regulatory investigations, proceedings, or litigation that may involve or affect us;

•
reports in the press or investment community generally relating to our reputation or the financial services industry;

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domestic and international economic and political factors unrelated to our performance;

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general market conditions and, in particular, developments related to market conditions for the financial services industry;

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adverse weather conditions, including floods, tornadoes and hurricanes; and

•
geopolitical conditions such as acts or threats of terrorism or military conflicts.

In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price, notwithstanding our operating results. We expect that the market price of our common stock will continue to fluctuate and there can be no assurances about the levels of the market prices for our common stock.

General market fluctuations, industry factors and general economic and political conditions and events, such as economic slowdowns or recessions, interest rate changes or credit loss trends, could also cause our stock price to decrease regardless of operating results.
The trading volume in our common stock is less than that of other larger financial services companies.
Although our common stock is listed for trading on the Nasdaq Global Select Market, the trading volume for our common stock is low relative to other larger financial services companies, and you are not assured liquidity with respect to transactions in our common stock. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of willing buyers and sellers of our common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. Given the lower trading volume of our common stock, significant sales of our common stock, or the expectation of these sales, could cause our stock price to fall.
Our management will have broad discretion as to the use of proceeds from this offering, and we may not use the proceeds effectively.
We intend to use our net proceeds from this offering to the fund the cash portion of the Southwest purchase price, to fund other potential future acquisitions, and for general corporate purposes, including the repayment of debt and to support organic growth. Our net proceeds and the funds made available to us may be applied in ways with which some investors in this offering may not agree. Moreover, our management may use the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will not have the opportunity, as part of your investment decision, to assess whether these proceeds are being used appropriately. Management’s failure to use such funds effectively could have an adverse effect on our business, results of operations and financial condition. See “Use of Proceeds.”
The holders of our indebtedness have rights that are senior to those of our common shareholders.
As of June 30, 2017, we had outstanding $16.0 million under our $20.0 million revolving line of credit loan agreement with First Tennessee Bank and $10.3 million in floating rate junior subordinated deferrable interest debentures that are held by statutory trusts which issued trust preferred securities to investors. Our obligations under the debentures and related documents, taken together, constitute a full and unconditional guarantee by us of each trust’s obligations under the preferred securities. Our junior subordinated debentures are senior to our shares of common stock. As a result, we must make payments on the junior subordinated debentures (and the related trust preferred securities) before any dividends can be paid on our common stock and, in the event of bankruptcy, dissolution or liquidation, the holders of our outstanding indebtedness and the debentures must be satisfied before any distributions can be made to the holders of common stock.
We may issue additional equity securities, or engage in other transactions which could dilute our book value or affect the priority of our common stock, which may adversely affect the market price of our common stock.
Our board of directors may determine from time to time that we need to raise additional capital by issuing additional shares of our common stock, preferred stock or other securities. Except as described under “Underwriting,” we are not restricted from issuing additional shares of common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors, some of which are beyond our control, we cannot predict or estimate the amount, timing, or nature of any future offerings, or the prices at which such offerings may be effected. Such offerings could be dilutive to holders of our common stock. New investors also may have rights, preferences and privileges that are senior to, and that adversely affect, our then-current holders of our common stock. Additionally, if we raise additional capital by making additional offerings of debt or preferred equity securities, upon our liquidation, holders of our debt securities and shares of preferred stock, and lenders with respect to other borrowings, will receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing shareholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.

An investment in our common stock is not an insured deposit.
Our common stock is not a bank deposit and, therefore, is not insured against loss by the FDIC, any other deposit insurance fund or by any other public or private entity. Investment in our common stock is inherently risky for the reasons described in this “Risk Factors” section, elsewhere in this prospectus supplement and in the information incorporated herein by reference, including under heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016. Investment in our common stock is also subject to the market forces that affect the price of common stock in any company. As a result, if you acquire our common stock, you may lose some or all of your investment.
You may not receive dividends on our common stock.
Although we have historically declared quarterly cash dividends on our common stock, we are not required to do so and may reduce or cease to pay common stock dividends in the future. If we reduce or cease to pay common stock dividends, the market price of our common stock could be adversely affected.
The principal source of funds from which we pay cash dividends are the dividends received from our bank subsidiary, The First. Federal banking laws and regulations restrict the amount of dividends and loans a bank may make to its parent company. Under certain conditions, dividends paid to us by The First are subject to approval by the Office of the Comptroller of the Currency, or the OCC. A national bank may not pay dividends from its capital. All dividends must be paid out of undivided profits then on hand, after deducting expenses, including reserves for losses and bad debts. In addition, a national bank is prohibited from declaring a dividend on its shares of common stock until its surplus equals its stated capital, unless the bank has transferred to surplus no less than one-tenth of its net profits of the preceding two consecutive half-year periods (in the case of an annual dividend). The approval of the OCC is required if the total of all dividends declared by a national bank in any calendar year exceeds the total of its net profits for that year combined with its retained net profits for the preceding two years, less any required transfers to surplus. In addition, under The Federal Deposit Insurance Corporation Improvement Act of 1991, the banks may not pay a dividend if, after paying the dividend, the bank would be undercapitalized.
If we fail to pay dividends, capital appreciation, if any, of our common stock may be the sole opportunity for gains on an investment in our common stock. In addition, in the event The First becomes unable to pay dividends to us, we may not be able to service our debt or pay our other obligations or pay dividends on our common stock and preferred stock. Accordingly, our inability to receive dividends from The First could also have a material adverse effect on our business, financial condition and results of operations and the value of your investment in our common stock.
Provisions of our articles of incorporation and bylaws, as well as state and federal banking regulations, could delay or prevent a takeover of us by a third party.
Our articles of incorporation and bylaws could delay, defer or prevent a third party from acquiring us, despite the possible benefit to our shareholders, or otherwise adversely affect the price of our common stock. These provisions include, among others, requiring advance notice for raising business matters or nominating directors at shareholders’ meetings, staggered board elections and restrictions applicable to certain “control share” acquisitions.
Any individual, acting alone or with other individuals, who is seeking to acquire, directly or indirectly, 10.0% or more of our outstanding common stock must comply with the Change in Bank Control Act, which requires prior notice to the Federal Reserve for any acquisition. Additionally, any entity that wants to acquire 5.0% or more of our outstanding common stock, or otherwise control us, may need to obtain the prior approval of the Federal Reserve under the Bank Holding Company Act of 1956, as amended. As a result, prospective investors in our common stock need to be aware of and comply with those requirements, to the extent applicable.
These provisions may discourage potential acquisition proposals and could delay or prevent a change in control, including under circumstances in which our shareholders might otherwise receive a premium over the market price of our shares.

Participants in our Directed Share Program who are executive officers or members of our board of directors will execute a lock-up agreement requiring that they hold their shares for a minimum of 90 days following the date of this prospectus supplement and accordingly will be subject to market risks not imposed on other investors in this offering.
At our request, the underwriters have reserved up to 9% of the shares of our common stock offered by this prospectus supplement for sale to current stockholders, local investors, directors, officers, employees, business associates, and related persons in a Directed Share Program. Each purchaser of shares in the Directed Share Program who is one of our directors or executive officers has entered into a lock-up agreement and will generally not be able to sell, offer to sell or otherwise dispose of or hedge any of our common stock or any securities convertible into or exercisable or exchangeable for our common stock for a period of 90 days from the date of this prospectus supplement without the prior written consent of Keefe, Bruyette & Woods, Inc., as the representative of the underwriters. As a result of this restriction, such purchasers may face risks not faced by other investors who have the right to sell their shares at any time following this offering. These risks include the market risk of holding our shares of common stock during the period that the lock-up restrictions are in effect.
Risks Related to the Southwest Acquisition
Shareholder approval may not be received and regulatory consents or approvals may not be received, may take longer than expected or impose conditions that are not presently anticipated.
Before the merger may be completed, Southwest’s shareholders must approve the transaction and such shareholder approval may not be received. In addition, various approvals or consents must be obtained from the Federal Reserve, the OCC, and other bank, securities, antitrust and other regulatory authorities. These regulators may impose conditions on consummation of the merger or require changes to the terms of the merger. Although we do not currently expect that any such conditions or changes would be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying the effective time of the merger or imposing additional costs on or limiting our revenues following the merger. Furthermore, such conditions or changes may constitute a burdensome condition that may allow us to terminate the merger agreement and we may exercise our right to terminate the merger agreement. There can be no assurance as to whether the regulatory approvals will be received, the timing of those approvals, or whether any conditions will be imposed.
We may fail to realize the anticipated cost savings and other financial benefits of the Southwest Acquisition on the anticipated schedule, if at all.
The First and Southwest have historically operated independently. The success of the merger of Southwest into The First will depend, in part, on our ability to successfully combine our businesses. To realize the anticipated benefits of the merger, after the effective time of the merger, we expect to integrate Southwest’s business into our own. We may face significant challenges in integrating Southwest’s operations in a timely and efficient manner and in retaining personnel from these two banks that we consider to be key personnel. We anticipate that we will achieve cost savings from the merger when the two companies have been fully integrated, however achieving the anticipated cost savings and financial benefits of the mergers will depend, in part, on whether we can successfully integrate these businesses. Actual growth and cost savings, if achieved, may be lower than what we expect and may take longer to achieve than anticipated. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures, and policies that adversely affect our ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the merger. In addition, integration efforts following the mergers will require the dedication of significant management resources, which may temporarily distract management’s attention from the day-to-day business of the combined company. Any inability to realize the full extent of, or any of, the anticipated cost savings and financial benefits of the mergers, as well as any delays encountered in the integration process, could have an adverse effect on the business and results of operations of the combined company, which may affect the market price of our common stock.

We will incur significant transaction and merger-related costs in connection with the proposed acquisition of Southwest.
We have incurred and expect to incur a number of non-recurring costs associated with the proposed acquisition of Southwest. These costs and expenses include fees paid to financial, legal and accounting advisors, severance, retention bonus and other potential employment-related costs, filing fees, printing expenses and other related charges. Some of these costs are payable by us regardless of whether the acquisition is completed. There are also a large number of processes, policies, procedures, operations, technologies and systems that must be integrated in connection with the merger and the integration of the two companies’ businesses. While we have assumed that a certain level of expenses would be incurred in connection with the acquisition, there are many factors beyond our control that could affect the total amount or the timing of the integration and implementation expenses.
There may also be additional unanticipated significant costs in connection with the acquisition that we may not recoup. These costs and expenses could reduce the realization of efficiencies, strategic benefits and additional income we expect to achieve from the acquisition. Although we expect that these benefits will offset the transaction expenses and implementation costs over time, the net benefit may not be achieved in the near term or at all.

USE OF PROCEEDS
We estimate that our net proceeds from this offering will be approximately $48.0 million, after deducting underwriting discounts and our estimated expenses (or approximately $55.2 million if the underwriters exercise their option in full to purchase additional shares).
We expect to use our net proceeds from the sale of the shares of common stock in this offering to fund the cash portion of the Southwest purchase price, to fund other potential future acquisitions, and for general corporate purposes, including the repayment of debt and to support organic growth.
Our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. Pending the use of the net proceeds from this offering as described above, we may invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

CAPITALIZATION
The following table sets forth our capitalization on a consolidated basis as of:
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June 30, 2017, on an actual basis; and

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June 30, 2017, on an as-adjusted basis to give effect to the sale of 1,750,000 shares of common stock offered by us at the public offering price of  $29.00 per share in this offering, after deducting the underwriting discount and our estimated offering expenses.

This information should be read together with the financial and other data in this prospectus supplement as well as the unaudited consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Conditions and Results of Operations in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, which is incorporated by reference into this prospectus supplement.
	June 30, 2017	As adjusted for this offering(1)
	(unaudited, in thousands)
Liabilities:
Deposits:
Noninterest-bearing	$319,494	$319,494
Interest-bearing	1,231,305	1,231,305
Total deposits	$1,550,799	$1,550,799
Borrowed funds	$59,367	$59,367
Subodinated debentures	10,310	10,310
Other liabilities	6,267(2)	6,267(2)
Total liabilities	$1,626,743	$1,626,743
Shareholders’ Equity:
Common stock, $1.00 par value per share; 20,000,000 shares authorized; 9,179,151 shares issued and outstanding, historical, 10,929,151 shares issued and outstanding, as adjusted	$9,179	$10,929
Preferred stock, $1.00 par value per share; 10,000,000 shares authorized; none issued and outstanding	—	—
Additional paid-in capital	104,734	150,997
Retained earnings	47,279	47,279
Accumulated other comprehensive income	2,151	2,151
Treasury stock, at cost, 26,494 shares	(464)	(464)
Total shareholders’ equity	$162,879	$210,892
Total capitalization	$1,789,622	$1,837,635
Consolidated Capital Ratios:
Tier 1 leverage ratio	8.4%	10.9%
Common equity Tier 1 capital ratio	10.0	13.4
Tier 1 risk-based capital ratio	10.7	14.1
Total risk-based capital ratio	11.3	14.7

(1)
Excludes impact of the underwriters exercising their option to purchase additional shares.

(2)
Includes $255 of interest payable.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS
Our common stock trades on the Nasdaq Global Select Market under the symbol “FBMS.” Set forth below are the high and low sales prices on the Nasdaq Global Select Market for the periods indicated since January 1, 2015. Also set forth below are the cash dividends we paid for the periods indicated
	Sales price per share		Cash dividends per share
	High	Low
2017
Fourth Quarter (through October 26, 2017)	$30.95	$29.45	$0.0375
Third Quarter	30.85	26.05	0.0375
Second Quarter	28.75	26.75	0.0375
First Quarter	30.80	26.00	0.0375
2016
Fourth Quarter	28.50	17.10	0.0375
Third Quarter	19.55	16.99	0.0375
Second Quarter	17.72	15.50	0.0375
First Quarter	18.50	15.32	0.0375
2015
Fourth Quarter	18.34	15.58	0.0375
Third Quarter	18.46	16.10	0.0375
Second Quarter	16.99	15.50	0.0375
First Quarter	17.70	13.80	0.0375
There were approximately 2,008 holders of record of our common stock, the only class of equity securities currently issued and outstanding, as of October 23, 2017. On October 26, 2017, the closing sale price for our common stock was $30.35 per share, as reported on the Nasdaq Global Select Market.
Our principal sources of funds to pay dividends are the dividends received from The First. Consequently, dividends are dependent upon The First’s earnings, capital needs, regulatory policies, as well as statutory and regulatory limitations. Federal and state banking laws and regulations restrict the amount of dividends and loans a bank may make to its parent company. Approval by our regulators is required if the total of all dividends declared in any calendar year exceed the total of its net income for that year combined with its retained net income of the preceding two years. For additional discussion relating to restrictions that limit our ability to pay dividends refer to “Item 1. Business — The First, A National Banking Association — Dividends” of our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated herein by reference.

MATERIAL U.S. FEDERAL INCOME AND
ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following is a general discussion of material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our common stock by certain “non-U.S. holders” (as defined below). This discussion is limited to non-U.S. holders who purchase and hold our common stock as a capital asset for U.S. federal income tax purposes (generally property held for investment). This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended, or the “Code,” Treasury regulations promulgated thereunder, judicial decisions, and administrative pronouncements of the Internal Revenue Service, or the “IRS,” all as in effect on the date hereof and all of which are subject to change or differing interpretation, possibly with retroactive effect, which could affect the U.S. federal income and estate tax consequences described herein. No rulings have been or will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a different position regarding the tax consequences of a non-U.S. holder’s acquisition, ownership or disposition of our common stock or that any such position would not be sustained by a court.
For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:
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a non-resident alien;

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a foreign corporation (or other entity taxable as a corporation);

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an estate if its income is not subject to U.S. federal income taxation regardless of its source; or

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a trust that does not have in effect a valid election under the Treasury regulations to be treated as a United States person and either no court within the United States is able to exercise primary supervision over the trust’s administration or no United States person has the authority to control all substantial decisions of the trust.

This discussion does not address all aspects of U.S. federal income and estate taxation (such as the Medicare contribution tax or the alternative minimum tax) that may be applicable to investors in light of their particular circumstances, and does not address any state, local, foreign or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances (such as U.S. gift tax consequences). Furthermore, this discussion does not describe the U.S. federal income tax consequences applicable to a non-U.S. holder who is subject to special treatment under U.S. federal income tax laws (including, but not limited to, a U.S. expatriate, a bank or other financial institution, a broker, a dealer or trader in securities, commodities, currencies or derivatives, an insurance company, a tax-exempt organization, a person who acquired our common stock pursuant to the exercise of employee stock options or otherwise as compensation, or a person holding our common stock as part of a hedging or conversion transaction or straddle or other integrated investment). Furthermore, this discussion does not address U.S.federal tax other than income and estate tax, or any aspects of state, local, or foreign tax laws. We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this discussion.
If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult his or her independent tax advisors as to the particular tax consequences of the acquisition, ownership and disposition of our common stock.
THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY PROSPECTIVE PURCHASER OF OUR COMMON STOCK. IF YOU ARE CONSIDERING THE PURCHASE OUR COMMON STOCK, YOU SHOULD CONSULT YOUR OWN INDEPENDENT TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES UNDER THE LAWS OF APPLICABLE FEDERAL STATE, LOCAL OR FOREIGN TAXING JURISDICTIONS, INCLUDING YOUR ELIGIBILITY FOR BENEFITS UNDER A U.S. INCOME OR ESTATE TAX TREATY.

Distributions on Common Stock
In general, if distributions are made to non-U.S. holders with respect to our common stock, such distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce the non-U.S. holder’s tax basis in the common stock and, to the extent such portion exceeds the non-U.S. holder’s basis, the excess will be treated as gain from the disposition of the common stock, the tax treatment of which is discussed below.
Subject to the discussion below under “— Information Reporting and Backup Withholding” and “— Additional Withholding and Reporting Requirements Under FATCA,” any dividends paid to a non-U.S. holder of common stock that are characterized as not being “effectively connected” with the holder’s conduct of a trade or business in the United States (as described below) will generally be subject to U.S. federal withholding tax at a rate of 30% on the gross amount of such dividends (or if the non-U.S.holder is eligible for the benefits of an income tax treaty with the United States and certain certification requirements are satisfied, at the lower rate specified in such applicable income tax treaty). A non-U.S.holder who wishes to claim the benefit of an applicable treaty and avoid backup withholding (as discussed below) for dividends will be required to (i) complete IRS Form W-8BEN or W-8BEN-E (or other applicable form) and certify under penalty of perjury that such non-U.S. holder is not a United States person as defined under the Code and is eligible for treaty benefits, or (ii) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations. A non-U.S. holder of our common stock eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for a refund together with the required information with the IRS.
Any dividends paid to a non-U.S. holder that are “effectively connected” with the conduct of a trade or business of the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) will not be subject to U.S. federal withholding tax if the non-U.S. holder timely provides us (or our paying agent) with a valid IRS Form W-8ECI (or successor form) properly certifying such exemption and containing the non-U.S. holder’s taxpayer identification number. Instead, such “effectively connected” dividends will generally be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person under the Code, unless an applicable income tax treaty provides otherwise. In addition, if such non-U.S. holder is treated as a corporation for U.S.federal income tax purposes, any “effectively connected” dividends that it receives may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate, or a lower rate if specified by an applicable income tax treaty.
Disposition of Common Stock
Subject to the discussion below under “— Information Reporting and Backup Withholding” and “— Additional Withholding and Reporting Requirements Under FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the disposition of our common stock unless:
•
the gain is treated as being “effectively connected” with the conduct of a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•
we are or have been a United States real property holding corporation, or a “USRPHC,” for U.S.federal income tax purposes, at any time within the shorter of the five-year period preceding the disposition or such non-U.S. holder’s holding period with respect to the applicable shares of our common stock (the “relevant period”) and, if shares of our common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such non-U.S. holder owns directly or by attribution, more than 5% of our common stock at any time during the relevant period.

A non-U.S. holder described in the first bullet point above will generally be subject to tax on the net gain derived from the disposition of our common stock under regular graduated U.S. federal income tax rates in the same manner as if the non-U.S. holder was a United States person as defined under the Code. For a corporate non-U.S. holder for U.S. federal income tax purposes, such “effectively connected” gains may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate.
An individual non-U.S. holder described in the second bullet point above will generally be subject to a flat 30% tax (or at such lower rate as may be specified by an applicable income tax treaty) on the gain derived from the disposition of our common stock, which may be offset by U.S.-source capital losses.
A non-U.S. holder described in the third bullet point above, will be subject to the U.S. federal income tax under the regular graduated U.S. federal income tax rates with respect to the gain recognized on the disposition of our common stock in the same manner as if the non-U.S. holder were a United States person as defined under the Code, except that the “branch profits tax” will not apply. However, we believe we are not, and do not expect to become, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Generally, a corporation is a USRPHC only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus any other assets used or held for use in a trade or business.
Information Reporting and Backup Withholding
We generally must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such non-U.S. holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available under the provisions of an applicable income tax treaty to the tax authorities in the country in which the non-U.S. holder resides.
A non-U.S. holder will be subject to backup withholding on dividends paid to such non-U.S. holder unless such non-U.S. holder certifies under penalty of perjury that it is not a United States person as defined under the Code, or otherwise establishes an exemption in the manner described above (and the payor does not have actual knowledge or reason to know that such non-U.S. holder is a United States person as defined under the Code, or that the conditions of any other exemption are not, in fact, satisfied).
Depending on the circumstances, information reporting and backup withholding may apply to the proceeds received by a non-U.S. holder from the disposition of our common stock, unless the non-U.S.holder certifies under penalty of perjury that it is not a United States person as defined under the Code, or otherwise establishes an exemption in the manner described above (and the payor does not have actual knowledge or reason to know that such non-U.S. holder is a United States person as defined under the Code, or that the conditions of any other exemption are not, in fact, satisfied).
U.S. backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Additional Withholding and Reporting Requirements Under FATCA
Subject to certain exceptions, Sections 1471 through 1474 of the Code, the Treasury Regulations and administrative guidance promulgated thereunder, collectively referred to as “FATCA,” generally imposes a withholding tax of 30% on dividends paid with respect to our common stock, and beginning in 2019, on the gross proceeds from the disposition of our common stock paid, to a “foreign financial institution” (as specifically defined under these rules and regardless of whether the foreign financial institution holds such common stock for its own account or as an intermediary), unless such institution (i) enters into an agreement with the U.S. government and complies with such agreement or (ii) registers with the Internal Revenue Services and complies with an applicable intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) or any foreign law implementing an applicable IGA, in either case to, among other things, collect and provide to the United States or other relevant tax authorities certain information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S.owners).
In addition, subject to certain exceptions, FATCA also generally imposes a withholding tax of 30% on dividends paid with respect to our common stock, and beginning in 2019 on the gross proceeds from the disposition of our common stock paid, to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or provides information to the withholding agent identifying the substantial U.S. owners of the entity. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of such withholding taxes.
Non-U.S. holders are encouraged to consult with their own independent tax advisors regarding the possible implications of FATCA on their ownership and disposition of our common stock.
Federal Estate Tax
The estates of non-resident alien decedents generally are subject to United States federal estate tax on property with a United States situs. Shares of our common stock generally will be treated as U.S. situs property and, therefore, will be included in a non-resident alien’s taxable gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement between us and Keefe, Bruyette & Woods, Inc., as representative of the underwriters named therein, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, severally and not jointly, the number of shares of common stock indicated in the table below.
Name	Number of shares
Keefe, Bruyette & Woods, Inc.	1,225,000
FIG Partners, LLC	525,000
Total:	1,750,000
The underwriters’ obligation to purchase our common stock depends on the satisfaction of the conditions contained in the underwriting agreement, including:
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the representations and warranties made by us to the underwriters are true;

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there is no material adverse change in the financial markets; and

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we deliver customary closing documents and legal opinions to the underwriter.

Subject to these conditions, the underwriters are committed to purchase and pay for all shares of common stock offered by this prospectus supplement, if any such shares of our common stock are purchased. The underwriters are not, however, obligated to purchase or pay for the shares of our common stock covered by the underwriters’ option to purchase additional shares described below, unless and until they exercise this option.
The common stock is being offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the underwriters and other conditions. The underwriters reserve the right to withdraw, cancel or modify this offering and to reject orders in whole or in part.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.
Commissions and Discounts
Shares of our common stock sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover page of this prospectus supplement and to certain selected dealers at this price, less a concession not in excess of  $0.87 per share. The underwriters may allow, and any selected dealers may reallow, a concession not in excess of  $0.10 per share to certain brokers and dealers. If all of the shares are not sold at the public offering price, the underwriters may change the offering price and the other selling terms.
The following table shows the price per share and total public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of the option to purchase additional shares of common stock from us:
	Per Share	No Exercise	Full Exercise
Public offering price	$29.00	$50,750,000	$58,362,500
Underwriting discount	$1.45	$2,537,500	$2,918,125
Proceeds, before expenses, to us	$27.55	$48,212,500	$55,444,375
We estimate that the total offering expenses, including registration and filing fees, printing fees, legal and accounting expenses, but excluding underwriting discounts, will be approximately $200,000. We also have agreed to reimburse the underwriters for certain of their offering expenses, including legal fees and expenses, up to $100,000. In accordance with FINRA Rule 5110, these reimbursed expenses are deemed underwriting compensation for this offering.

Option to Purchase Additional Shares
We have granted the underwriters an option to purchase up to 262,500 additional shares of our common stock, at the public offering price less underwriting discounts. The underwriters may exercise this option, in whole or from time to time in part. The underwriters will have 30 days from the date of this prospectus supplement to exercise this option.
Listing
Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “FBMS.”
Directed Share Program
At our request, the underwriters have reserved up to 9% of the shares of our common stock to be sold in this offering for sale under the Directed Share Program, at the public offering price, to current stockholders, local investors, directors, officers, employees, business associates, and related persons. Reserved shares purchased by our directors and executive officers will be subject to the lock-up provisions described below.
The number of shares of our common stock available for sale to the general public will be reduced to the extent reserved shares are sold to participants under the Directed Share Program. Any reserved shares that are not so purchased will be offered by the underwriters to the general public on the same basis as the other shares offered by this prospectus supplement, except that the underwriters will reserve these shares specifically for purchase by these participants. No participants in our Directed Share Program have any obligation or have made any commitment to purchase any of the shares in this offering, and there can be no assurance as to the number of shares in this offering they may purchase, if any.
No Sales of Similar Securities
We and each of our directors and executive officers, severally and not jointly, have agreed, with limited exceptions, not to sell or transfer any shares of our common stock for 90 days after the date of this prospectus supplement without first obtaining the written consent of Keefe, Bruyette & Woods, Inc.
Specifically, we and each of our executive officers have agreed, subject to certain exceptions, not to, directly or indirectly:
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offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer any shares of common stock or any securities convertible into or exchangeable or exercisable for common stock;

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file or cause to be filed any registration statement in connection therewith under the Securities Act;

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enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the common stock, whether any such swap, hedge or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise; or

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publicly disclose the intention to make any such offer, pledge, sale or disposition, or to enter into any such swap, hedge, transaction or other arrangement.

This lockup provision applies to our common stock and to securities convertible into or exchangeable or exercisable for our common stock and, with respect to our directors and executive officers, whether now owned or hereafter acquired or for which the power of disposition is later acquired.
The lock-up agreements signed by our directors and executive officers contain certain customary exceptions.

Electronic Prospectus Delivery
A prospectus supplement in electronic format may be made available on the websites maintained by the underwriters or any selling group member. In connection with this offering, the underwriters, any selling group member or securities dealers may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares of our common stock to selling group members, if any, for sale to their online brokerage account holders. The underwriters will allocate shares of our common stock to any selling group member that may make Internet distributions on the same basis as other allocations. Other than this prospectus supplement in electronic format, the information on any of these websites and any other information contained on a website maintained by the underwriters or any selling group member is not part of this prospectus supplement.
Stabilization
In connection with this offering, the underwriters may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions and purchases to cover positions created by short sales in accordance with Regulation M under the Exchange Act.
Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These transactions may also include making short sales of our common stock, which involve the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering. Short sales may be “covered short sales” or “naked short sales.” In a covered short position, the number of excess shares sold by an underwriter, if any, are not greater than the number of shares of common stock that they may purchase pursuant to their option to purchase additional shares. In a naked short position, the number of shares of common stock involved is greater than the number of shares of common stock in the underwriters’ option to purchase additional shares.
The underwriters may close out any covered short position either by exercising, in whole or in part, their option to purchase additional shares, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which they may purchase shares through the purchase option described above. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market that could adversely affect investors who purchased in this offering.
The underwriters also may engage in syndicate covering transactions, which are transactions that involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares of common stock to close out the short position, the underwriters will consider, among other things, the price of shares of common stock available for purchase in the open market as compared with the price at which the underwriters may purchase shares of common stock through exercise of the option to purchase additional shares.
These stabilizing transactions and syndicate covering transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on The Nasdaq Global Select Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.
Passive Market Making
In connection with this offering, the underwriters may engage in passive market making transactions in our common stock on The Nasdaq Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of our common stock and extending through the completion of the distribution of this offering. A passive market maker must generally display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, the passive market maker may continue to bid and effect purchases at a price exceeding the then highest independent bid until specified purchase limits are exceeded, at which time such bid must be lowered to an amount no higher than the then highest independent bid. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and selling shareholders engaged in passive market making are not required to engage in passive market making and may end passive market making activities at any time.
Other Relationships
The underwriters and their affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they have received and may continue to receive customary fees and commissions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If the underwriters or their affiliates have a lending relationship with us, the underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Settlement
We expect delivery of the common stock offered hereby will be made against payment therefor on or about October 31, 2017, which is the 2nd business day after the date of this prospectus. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the common stock offered hereby on the date of this prospectus or the next succeeding business day will be required, by virtue of the fact that such common stock initially will settle in T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.
Selling Restrictions
Canada
The common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.
Canadian purchasers of the shares should consult their own legal and tax advisors with respect to the tax consequences of an investment in the shares in their particular circumstances and about the eligibility of the shares for investment by the purchaser under relevant Canadian legislation.
European Economic Area
In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) no offer of any shares which are the subject of the offering contemplated by this prospectus have been or will be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to such shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the relevant competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:
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to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

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to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

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in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in the Relevant Member State.
United Kingdom
This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.
This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Alston & Bird LLP. Certain legal matters in connection with the securities offered hereby will be passed upon for the underwriters by Covington & Burling LLP.
EXPERTS
The consolidated financial statements of The First Bancshares, Inc. and its subsidiary as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, included in our Annual Report on Form 10-K for the year ended December 31, 2016, incorporated by reference herein, have been incorporated by reference herein in reliance upon the reports of T.E. Lott & Company, an independent registered public accounting firm, included in our Annual Report on Form 10-K for the year ended December 31, 2016, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS
The First Bancshares, Inc.
$125,000,000
Common Stock
Preferred Stock
Senior Debt Securities
Subordinated Debt Securities
Depositary Shares
Purchase Contracts
Units
Warrants
Rights

The First Bancshares, Inc. may offer the securities listed above in one or more offerings in amounts, at prices, and on terms determined at the time of the offering. We may sell our securities through agents we select or through underwriters and dealers we select. If we use agents, underwriters or dealers, we will name them and describe their compensation in a prospectus or prospectus supplement.
This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus or prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.
Our common stock is listed on the Nasdaq Global Select Market and trades on the exchange under the symbol “FBMS.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.
We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 6 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.
None of the Securities and Exchange Commission (the “SEC”), the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) or any state securities commission or any other federal regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
These securities are not savings accounts or deposits or obligations of any bank and are not insured by the FDIC, the Bank Insurance Fund, or any other government agency or instrumentality.

This prospectus is dated September 25, 2017.

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell, from time to time, any combination of the securities described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities and the offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information” below.
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read at the SEC’s Internet site at www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find More Information” below.
We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.
Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
Unless otherwise indicated or unless the context requires otherwise, all references in this report to “the Company”, “we”, “us”, “our”, or similar references, mean The First Bancshares, Inc. and our subsidiaries, including our banking subsidiary, The First, A National Banking Association, on a consolidated basis. References to “The First” or the “Bank” mean our wholly owned banking subsidiary, The First, A National Banking Association.
Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in U.S. dollars.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the Public Reference Room. Our filings with the SEC are also available to the public through the SEC’s Internet site at www.sec.gov. In addition, since some of our securities are listed on the Nasdaq Global Select Market, you can read our SEC filings at the Nasdaq Stock Market, Inc., Reports Section, 1735 K Street N.W., Washington, D.C. 20006. We also maintain an Internet site at www.thefirstbank.com at which there is additional information about our business, however the contents of that site are not incorporated by reference into, and are not otherwise a part of, this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference the following documents (other than information “furnished” and not “filed”):

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Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 16, 2017;

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Those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 12, 2017 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016;

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, filed with the SEC on May 10, 2017, and June 30, 2017, filed with the SEC on August 9, 2017;

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Our Current Reports on Form 8-K filed with the SEC on January 4, 2017, February 6, 2017, March 16, 2017, April 24, 2017, May 4, 2017, May 30, 2017 and July 24, 2017 (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act);

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The description of our common stock in the Company’s current report on Form 8-K filed with the Commission on June 17, 2013;

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Any documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act); and

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Any documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the offering of the securities offered hereby (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act).

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings, at no cost, by writing or telephoning us at:
The First Bancshares, Inc.
6480 U.S. Highway 98 West
Hattiesburg, Mississippi 39402
(601) 268-8998
Attention: Investor Relations
You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

SPECIAL CAUTIONARY NOTICE
REGARDING FORWARD-LOOKING STATEMENTS
Certain statements made or incorporated by reference in this prospectus which are not statements of historical fact constitute forward-looking statements within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, targets, expectations, anticipations, assumptions, estimates, intentions and future performance and involve known and unknown risks, many of which are beyond our control and which may cause our actual results, performance or achievements or the commercial banking industry or economy generally, to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.
All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through our use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “predicts,” “could,” “should,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for our future business and financial performance and/or the performance of the commercial banking industry and economy in general. Forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this registration statement, including, but not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; and legislation or regulatory changes which adversely affect the ability of the consolidated Company to conduct business combinations or new operations.
Other potential risks and uncertainties that could cause our actual results to differ materially from those anticipated in any forward-looking statements include, but are not limited to, the following:
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reduced earnings due to higher credit losses generally and specifically because losses in the sectors of our loan portfolio secured by real estate are greater than expected due to economic factors, including declining real estate values, increasing interest rates, increasing unemployment, or changes in payment behavior or other factors;

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reduced earnings due to higher credit losses because our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral;

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the rate of delinquencies and amount of loans charged-off;

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the adequacy of the level of our allowance for loan losses and the amount of loan loss provisions required to replenish the allowance in future periods;

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results of examinations by our regulatory authorities, including the possibility that the regulatory authorities may, among other things, require us to increase our allowance for loan losses through additional loan loss provisions or writedown assets;

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the amount of our loan portfolio collateralized by real estate and the weakness in the commercial real estate market;

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the impact of our efforts to raise capital on our financial position, liquidity, capital, and profitability;

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risks and uncertainties relating to not realizing anticipated cost savings and other expected financial benefits from our acquisitions;

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adverse changes in asset quality and resulting credit risk-related losses and expenses;

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increased funding costs due to market illiquidity, increased competition for funding, higher interest rates, and increased regulatory requirements with regard to funding;

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significant increases in competition in the banking and financial services industries;

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changes in the interest rate environment which could reduce anticipated or actual margins;

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changes in political conditions or the legislative or regulatory environment;

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general economic conditions, either nationally or regionally and especially in our primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality;

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our ability to retain our existing customers, including our deposit relationships;

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changes occurring in business conditions and inflation;

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changes in technology;

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changes in monetary and tax policies;

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ability of borrowers to repay loans, which can be adversely affected by a number of factors, including changes in economic conditions, adverse trends or events affecting business industry groups, reductions in real estate values or markets, business closings or lay-offs, natural disasters, and international instability;

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changes in deposit flows;

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changes in accounting principles, policies, or guidelines;

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our ability to maintain adequate internal controls over financial reporting;

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loss of consumer confidence and economic disruptions resulting from terrorist activities;

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changes in the securities markets; and

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other risks and uncertainties detailed from time to time in our filings with the SEC.

For a discussion of these and other risks that may cause actual results to differ from expectations, refer to “Part I — Item 1A. Risk Factors” and other information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our other periodic filings, including quarterly reports on Form 10-Q and current reports on Form 8-K, that we file from time to time with the SEC. All written or oral forward-looking statements that are made by or are attributable to the Company are expressly qualified by this cautionary notice. You should not place undue reliance on any forward-looking statements since those statements speak only as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of new information or unanticipated events, except as may otherwise be required by law.

THE FIRST BANCSHARES, INC.
The following is a brief summary of our business. It does not contain all of the information that may be important to you. Before you decide to purchase any of our securities, you should read carefully this entire prospectus and the accompanying prospectus supplement, along with any other information we refer to in, or incorporate by reference into, this prospectus and accompanying prospectus supplement.
The Company was incorporated on June 23, 1995 to serve as a bank holding company for The First, A National Banking Association (“The First”), headquartered in Hattiesburg, Mississippi. The Company is a Mississippi corporation and is a registered financial holding company. The First began operations on August 5, 1996 from our main office in the Oak Grove community, which is now incorporated within the city of Hattiesburg. The First currently operates its main office and 43 full-service branches, one motorbank, and four loan production offices in Mississippi, Alabama, Louisiana and Florida.
In September 2011 we completed the purchase of eight branches required to be divested by another financial institution. Seven of these branches were located along the Mississippi Gulf Coast and one was in Louisiana. In April 2013, we completed our first post-recession acquisition with the purchase of First National Bank of Baldwin County, which resulted in our strategic entry into the south Alabama market. In July 2014 we completed our acquisition of Bay Bank, previously headquartered in Mobile, Alabama. The conversion and integration of these acquisitions have been successful to date, and we are optimistic that this market will continue to contribute to our future growth and success. Also in 2014 we established a de novo branch in Baton Rouge, Louisiana and a loan production office in Slidell, Louisiana.
In January 2017, we completed the acquisitions of Iberville Bank and Gulf Coast Community Bank, and system integration for both acquisitions was completed during the second quarter of 2017.
Our principal executive offices are located at 6480 U.S. Highway 98 West, Hattiesburg, Mississippi 39402, and our telephone number is (601) 268-8998. Our website is located at www.thefirstbank.com. We are not incorporating any information from our website into this prospectus, and none of the information on our website is included or made a part of this prospectus.

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q which descriptions are incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations and financial condition.
RATIO OF EARNINGS TO FIXED CHARGES
Our ratio of earnings to fixed charges for each of the periods shown is set forth in the chart below.
	Six Months Ended June 30, 2017	Years Ended December 31,
		2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges(1):
Excluding interest on deposits	7.1	16.4	18.8	15.2	10.5	5.6
Including interest on deposits	2.5	4.2	4.7	4.0	3.1	2.2

(1)
For purposes of computing the ratios above, earnings represent the sum of income from continuing operations before income tax plus fixed charges. Fixed charges represent interest expense and interest included with rental expense, excluding and including interest on deposits.

USE OF PROCEEDS
We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.
DESCRIPTION OF SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of our common stock, preferred stock, senior and subordinated debt securities, depositary shares, purchase contracts, units, warrants and rights that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of such securities. The particular terms of any security will be described in the related prospectus supplement and other offering material.

DESCRIPTION OF CAPITAL STOCK
The material terms and provisions of the Company’s capital stock are summarized as set forth below. The following summary is not intended to be relied upon as an exhaustive list or a detailed description of the provisions discussed and is qualified in its entirety by the Mississippi Business Corporation Act (“MBCA”) and by the Restated Articles of Incorporation (“Articles”) and Bylaws of the Company. Copies of our Articles of Incorporation and Bylaws are incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation Of Certain Information By Reference.”
Common Stock
Authorized.   The Company has 20,000,000 shares of authorized common stock, $1.00 par value. As of September 14, 2017 there were 9,152,657 shares of common stock issued and outstanding.
Voting Rights; Cumulative Voting.   Pursuant to the MBCA and the Company’s Bylaws, each outstanding share of the Company’s common stock is entitled to one vote on each matter submitted to a vote. Holders of the Company’s common stock do not have cumulative voting rights. Article 2.6 of the Company’s Bylaws provides that unless otherwise required by the MBCA or the Articles, all classes or series of the Company shares entitled to vote generally on a matter shall for that purpose be considered a single voting group.
Classified Board of Directors.   Under Article 10 of the Company’s Articles of Incorporation, the board of directors of the Company is divided into three classes — Class I, Class II, and Class III as nearly equal in numbers of directors as possible. Article 3.2 of the Bylaws establishes a minimum of 9 directors, and a maximum of 25 directors. At present there are a total of 10 directors divided as follows: 3 Class I directors, 4 Class II directors, and 3 Class III directors. The terms of the Class I directors will expire at the 2020 Annual Shareholders’ Meeting. The terms of the Class II directors will expire at the 2018 Annual Shareholders’ Meeting. The terms of the Class III directors will expire at the 2019 Annual Shareholders’ Meeting.
Dividends.   The Company is a legal entity separate and distinct from The First. There are various restrictions that limit the ability of The First to finance, pay dividends or otherwise supply funds to the Company or other affiliates. In addition, subsidiary banks of holding companies are subject to certain restrictions under Sections 23A and 23B of the Federal Reserve Act on any extension of credit to the bank holding company or any of its subsidiaries, on investments in the stock or other securities thereof and on the taking of such stock or securities as collateral for loans to any borrower. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with extensions of credit, leases or sales of property, or furnishing of services.
The principal source of funds from which we pay cash dividends are the dividends received from our bank subsidiary, The First. Consequently, dividends are dependent upon The First’s earnings, capital needs, and regulatory policies, as well as statutory and regulatory limitations. Federal and state banking laws and regulations restrict the amount of dividends and loans a bank may make to its parent company. Approval by the Company’s regulators is required if the total of all dividends declared in any calendar year exceeds the total of its net income for that year combined with its retained net income of the preceding two years.
Under certain conditions, dividends paid to us by The First are subject to approval by the Office of the Comptroller of the Currency (the “OCC”). A national bank may not pay dividends from its capital. All dividends must be paid out of undivided profits then on hand, after deducting expenses, including reserves for losses and bad debts. In addition, a national bank is prohibited from declaring a dividend on its shares of common stock until its surplus equals its stated capital, unless the bank has transferred to surplus no less than one-tenth of its net profits of the preceding two consecutive half-year periods (in the case of an annual dividend). The approval of the OCC is required if the total of all dividends declared by a national bank in any calendar year exceeds the total of its net profits for that year combined with its retained net profits for the preceding two years, less any required transfers to surplus. In addition, under the Federal Deposit Insurance Corporation Improvement Act, banks may not pay a dividend if, after paying the dividend, the bank would be undercapitalized.
Preemptive Rights; Liquidation.   Our common stock does not carry any preemptive rights enabling a holder to subscribe for or receive shares of our common stock. In the event of liquidation, holders of our common stock are entitled to share in the distribution of assets remaining after payment of debts and expenses and after required payments to holders of our preferred stock, if any such shares are outstanding. There are no redemption or sinking fund provisions applicable to our common stock.
Anti-Takeover Provisions
Supermajority Voting Requirements; Business Combinations or Control Share Acquisition.   The MBCA states that in the absence of a greater requirement in the articles of incorporation, a sale, lease, exchange, or other disposition of all, or substantially all, of a corporation’s property requires approval by a majority of the shares entitled to vote on the transaction. The Company’s Articles do not provide for a greater than majority vote on such a transaction.
The Company’s Articles include a “control share acquisition” provision requiring any person who plans to acquire a control block of stock (generally defined as 10%) to obtain approval by the majority vote of disinterested shareholders or the affirmative vote of 75% of eligible members of the board of directors (excluding any director who is proposing or who is a member of a group proposing a control share acquisition) in order to vote the control shares. If a control share acquisition is made without first obtaining this approval, all stock beneficially owned by the acquiring person in excess of 10% will be considered “excess stock” and will not be entitled to vote.
Any person who proposes to make or has made a control share acquisition may deliver a statement to the Company describing the person’s background and the control share acquisition and requesting a special meeting of shareholders of the Company to decide whether to grant voting rights to the shares acquired in the control share acquisition. The acquiring person must pay the expenses of this meeting. If no request is made, the voting rights to be accorded the shares acquired in the control share acquisition shall be presented to the next special or annual meeting of the shareholders. If the acquiring person does not deliver his or her statement to the Company, it may elect to repurchase the acquiring person’s shares at fair market value. Control shares acquired in a control share acquisition are not subject to redemption after an acquiring person’s statement has been filed unless the shares are not accorded full voting rights by the shareholders.
Removal of Directors.   Article 11 of the Company’s Articles provides that no director of the Company may be removed except by the shareholders for cause; provided that directors elected by a particular voting group may be removed only by the shareholders in that voting group for cause. Article 3.3 of the Company’s Bylaws provide further that removal action may only be taken at a shareholders’ meeting for which notice of the removal action has been given. A removed director’s successor may be elected at the same meeting to serve the unexpired term.
Vacancies in the Board of Directors.   Under the Company’s Bylaws, any vacancy may be filled for the unexpired term by the affirmative vote of a majority of the remaining directors, provided that, if the vacant office was held by a director elected by a particular voting group, only the shares of that voting group or the remaining directors elected by that voting group shall be entitled to fill the vacancy; provided further, that if the vacant office was held by a director elected by a particular voting group, the other remaining directors or director (elected by another voting group or groups) may fill the vacancy during an interim period before the shareholders of the vacated director’s voting group act to fill the vacancy.
Amendment of the Articles of Incorporation or Bylaws.   Under the MBCA, the board of directors has the power to amend or repeal the bylaws of a Mississippi corporation such as the Company, unless such power is expressly reserved for the shareholders. Article 10 of the Company’s Bylaws provides that the Bylaws may be amended, altered, or repealed by the board of directors, except with regard to the provisions establishing the number of directors and process for removal of directors, which may only be amended by the affirmative vote of holders of outstanding shares entitled to more than 80% of the votes eligible to be cast on the alteration, amendment, or repeal.
Under the MBCA, amendments to the Articles that result in dissenters’ rights require the affirmative vote of a majority of the outstanding shares entitled to vote on the amendment. Otherwise, the Articles may be amended by a majority vote of the shares present at a meeting where a quorum is present.

Special Meetings of Shareholders.   Under the Company’s Bylaws, special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman of the Board, the Chief Executive Officer, or the board of directors, or within 75 days of a written request of shareholders holding in the aggregate 10% or more of the total voting power entitled to vote on an issue. Such a request must state the purpose or purposes of the proposed special meeting.
Shareholder Proposals and Nominations.   The Company’s Bylaws provide procedures that must be followed to properly nominate candidates for election as directors. Director nominations, other than those made by or at the direction of the board of directors, may be made by any shareholder by delivering written notice to the corporate secretary not less than 50 nor more than 90 days prior to the meeting at which directors are to be elected, provided that the Company has mailed the first notice of the meeting at least 60 days prior to the meeting date. If the Company has not given such notice, shareholder nominations must be submitted within 10 days following the earlier of  (i) the date that notice of the date of the meeting was first mailed to the shareholders or (ii) the day on which public disclosure of such date was made. These Bylaw provisions also require information to be supplied about both the shareholder making such nomination or proposal and the person nominated.
Limitations on Directors’ and Officers’ Liability.   Article 7 of the Company’s Articles provide that no director of the Company shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for any appropriation in violation of fiduciary duties of any business opportunity; for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; under Section 79-4-8.33 of the MBCA; or for any transaction from which the director derived an improper personal benefit. Article 8 of the Company’s Bylaws also provide for indemnification of directors and officers as discussed below under the caption “Indemnification.”
Preferred Stock
Under the terms of our Articles, our Company has authorized the issuance of up to 10,000,000 shares of preferred stock, par value $1.00 per share, any part or all of which shares may be established and designated from time to time by the board of directors by filing an amendment to the Articles, which is effective without shareholder action, in accordance with the appropriate provisions of the MBCA. If we offer preferred stock, we will file the terms of the preferred stock with the SEC, and the prospectus supplement relating to that offering will include a description of the specific terms of the offerings. Our Articles authorize our board of directors to establish one or more series of preferred stock, and to establish such preferences, limitations and relative rights as may be applicable to each series of preferred stock. The issuance of preferred stock and the determination of the terms of preferred stock by the board, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.
In addition, as described under “Description of Depositary Shares,” we may, instead of offering full shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement relating to such depositary shares.

DESCRIPTION OF SENIOR AND SUBORDINATED DEBT SECURITIES
We may offer from time to time debt securities in the form of either senior debt securities or subordinated debt securities. Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. We will issue debt securities under one or more separate indentures between us and a trustee to be identified in the applicable prospectus supplement.
The following summary of the general terms and provisions of the indenture is not complete (the text below refers to both indentures as the form of   “indenture”). Forms of indentures for senior indebtedness and subordinated indebtedness are included as exhibits to the registration statement of which this prospectus forms a part. The indentures are substantially identical except as described below under “Subordinated Debt Securities” in this section. You should read the indentures for provisions that may be important to you.
When we offer to sell a particular series of debt securities, the prospectus supplement will describe the specific terms of the series, and it will also address whether the general terms and provisions described below apply to the particular series of debt securities. Capitalized terms used in the summary have the meanings specified in the forms of indenture.
General
Unless otherwise provided in a supplemental indenture, our board of directors will set the particular terms of each series of debt securities, which will be described in a prospectus supplement relating to such series. We can issue an unlimited amount of debt securities under the indenture, in one or more series with the same or various maturities, at par, at a premium or at a discount. Among other things, the prospectus supplement relating to a series of debt securities being offered will address the following terms of the debt securities:
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the title of the debt securities;

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the price(s), expressed as a percentage of the principal amount, at which we will sell the debt securities;

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whether the debt securities will be senior or subordinated, and, if subordinated, any such provisions that are different from those described below under “Subordinated Debt Securities;”

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any limit on the aggregate principal amount of the debt securities;

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the date(s) when principal payments are due on the debt securities;

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the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;

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the place(s) where principal of, premium and interest on the debt securities will be payable;

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provisions governing redemption of the debt securities, including any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;

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the denominations in which the debt securities will be issued, if other than minimum denominations of  $1,000 and any integral multiple in excess thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

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any additional or modified events of default from those described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture;

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any additional or modified covenants from those described in this prospectus or in the indenture with respect to the debt securities;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

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any other specific terms of such debt securities.

In addition, we may issue convertible debt securities. Any conversion provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. To the extent applicable, conversion may be mandatory, at the option of the holder or at our option, in which case the number of shares of common or preferred stock to be received upon conversion would be calculated as of a time and in the manner stated in the prospectus supplement.
The applicable prospectus supplement will provide an overview of the U.S. federal income tax considerations and other special considerations applicable to any debt securities we offer for sale.
Transfer and Exchange
As described in the applicable prospectus supplement, each debt security will be represented by either a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) or one or more global securities registered in the name of a depositary, or its nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), in the aggregate principal amount of the series of debt securities. Except as described below under the heading “Global Debt Securities and Book-Entry System,” book-entry debt securities will not be certificated.
Certificated Debt Securities
You can transfer certificated debt securities (and the right to receive the principal of, premium and interest thereon) only by surrendering the certificate representing those certificated debt securities. Either we or the trustee will reissue the existing certificate, or issue a new certificate, to the new holder.
You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. There is no service charge, but we may require payment of a sum sufficient to cover any taxes or other governmental charges payable in connection with a transfer or exchange.
Global Debt Securities and Book-Entry System
Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, The Depository Trust Company (which we refer to below as “DTC” or the “depositary”), as the depositary, and registered in its (or its nominee’s) name. DTC is a limited-purpose trust company and a “banking organization” organized under New York law, a member of the Federal Reserve System, a “clearing corporation” within in the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. We understand that DTC intends to follow the following procedures with respect to book-entry debt securities.
Ownership of beneficial interests in book-entry debt securities will be limited to “participants” or persons that may hold interests through participants (sometimes called “indirect participants”). A participant is a person having an account with the depositary for the related global debt security, typically broker-dealers, banks, trust companies, clearing corporations and certain other organizations. Upon the issuance of a global debt security, the depositary will credit the participants’ accounts on its book-entry registration and transfer system with the respective principal amounts of the book-entry debt securities owned by such participants; the depositary will have no knowledge of the underlying beneficial owners of the book-entry debt securities owned by participants. Any dealers, underwriters or agents participating in the distribution of the book-entry debt securities will designate accounts to be credited. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of indirect participants). Some states may legally require certain purchasers to take physical delivery of such securities, which may impair your ability to own, transfer or pledge beneficial interests in book-entry debt securities.
So long as DTC (or its nominee) is the registered owner of a global debt security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. This means that, except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names or to receive physical delivery of a certificate in definitive form nor will such beneficial owners be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture each person beneficially owning book-entry debt securities must rely on DTC’s procedures for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest. As a beneficial owner of book-entry debt securities, information regarding your holdings will come through the participant, or indirect participant, through which you own such securities.
Notwithstanding the above, under existing industry practice, the depositary may authorize persons on whose behalf it holds a global debt security to exercise certain of a holder’s rights. For purposes of obtaining any consents or directions required to be given by holders of the debt securities under the indenture, we, the trustee and our respective agents will treat DTC as the holder of a debt security and/or any persons specified in a written statement of the depositary with respect to that global debt security.
All payments of principal of, and premium and interest on, book-entry debt securities will be paid to DTC (or its nominee) as the registered holder of the related global debt security, and any redemption notices will be sent directly to DTC. Neither we, the trustee nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests. We expect DTC, upon receipt of any payment of principal of, premium or interest on a global debt security, to immediately credit participants’ accounts with payments ratably according to the respective amounts of book-entry debt securities held by each participant. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, similar to those for securities held in “street name.”
We will issue certificated debt securities in exchange for each global debt security if the depositary at any time cannot or will not continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days. In addition, we may at any time and in our sole discretion decide not to have the book-entry debt securities represented by global debt securities; in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. If an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing, holders may exchange global debt securities for certificated debt securities.
We have obtained the foregoing information concerning DTC and its book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions affording holders of the debt securities protection, such as prior consent or acceleration rights, in the event we agree to a change in control or a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.

Covenants
The applicable prospectus supplement will describe any restrictive covenants applicable to any debt securities we offer for sale.
Consolidation, Merger and Sale of Assets
We may not consolidate or merge with, or sell or lease all or substantially all of our properties and assets to, any person, which we refer to as a “successor,” unless:
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we are the surviving corporation or the successor (if not us) is a corporation organized and existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

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immediately after giving effect to the transaction, no event of default, and no event which after the giving of notice or lapse of time or both, would become an event of default, shall have occurred and be continuing under the indenture; and

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certain other conditions are met.

Events of Default
For any series of debt securities, in addition to any event of default described in the prospectus supplement applicable to that series, an event of default will include the following events:
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default in the payment when due of any interest on any debt security of that series, and continuance of such default for a period of 30 days (unless we deposit the entire amount of such payment with the trustee or with a paying agent prior to the expiration of such 30-day period);

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default in the payment when due of principal of any debt security of that series;

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default in the deposit when due of any sinking fund payment in respect of any debt security of that series;

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default in the performance or breach of any other covenant or warranty in the indenture that applies to such series, which default continues (without such default or breach having been waived in accordance with the provisions of the indenture) for a period of 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

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certain events of bankruptcy, insolvency or reorganization involving us.

The applicable prospectus supplement will explain whether or not an event of default with respect to one series of debt securities will constitute a cross-default with respect to any other series of debt securities (except that certain events of bankruptcy, insolvency or reorganization will always constitute cross-defaults).
If an event of default with respect to any outstanding debt securities occurs and is continuing, then the trustee or the holders of 25.0% in aggregate principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. Such acceleration is automatic (without any notice required) in the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization. Following acceleration, payments on our subordinated debt securities, if any, will be subject to the subordination provisions described below under “Subordinated Debt Securities.” At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
The indenture provides that the trustee will be under no obligation to exercise any rights or powers under the indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
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that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

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the holders of at least a majority in principal amount of the outstanding debt securities of that series have requested the trustee in writing (and offered reasonable indemnity to the trustee) to institute the proceeding (and have not subsequently given contrary instructions), and the trustee has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
Under the indenture we must furnish the trustee a statement as to compliance with the indenture within 120 days after the end of our fiscal year. The indenture provides that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interests of the holders of those debt securities.
Modification and Waiver
We may amend or supplement the indenture or a series of debt securities if the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments consent thereto. We may not make any amendment or waiver without the consent of the specific holder of an affected debt security then outstanding if that amendment or waiver will:
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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of, or extend the time for payment of, interest (including default interest) on any debt security;

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reduce the principal or change the stated maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

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reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default or event of default in the payment of the principal of or interest, if any, on any debt security (except a rescission of acceleration by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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make the principal of or interest, if any, on any debt security payable in any currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, holders’ rights to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive our compliance with provisions of the indenture. In certain circumstances, the indenture can be amended without the consent of the holders. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive any past default under the indenture with respect to that series and its consequences, except a payment default or a default of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance
We may deposit with the trustee, in trust, cash or U.S. government securities in an amount that, which through the payment of interest and principal in accordance with their terms, will provide, not later than one day before the due date of any payment of money, an amount in cash, which is sufficient in the opinion of our independent public accountants to make all payments of principal and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for such payments in accordance with the terms of the indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of debt securities, we will be discharged from any and all obligations in respect of the debt securities of such series (except for obligations relating to the transfer or exchange of debt securities and the replacement of stolen, lost or mutilated debt securities and relating to maintaining paying agencies and the treatment of funds held by paying agents and certain rights of the trustee and our obligations with respect thereto). However, this discharge may occur only if, among other things, we have delivered to the trustee a legal opinion stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants
Under the indenture (and unless otherwise provided by the terms of the applicable series of debt securities), upon making the deposit and delivering the legal opinion described in “Legal Defeasance” above, we will not need to comply with the covenants described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.
Covenant Defeasance and Events of Default
If we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.
The Trustee
The indentures limit the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims. The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities
The indenture will govern the extent to which payment on any subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.
Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of principal and interest on subordinated debt securities will be subordinated to the prior payment in full of all senior indebtedness in cash or other payment satisfactory to the holders of such senior indebtedness. If subordinated debt securities are accelerated because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness of any acceleration of payment of the subordinated debt securities.
We may not make any payment on the subordinated debt securities, including upon redemption (whether at the holder’s or our option) if:
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a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of any senior indebtedness occurs and is continuing beyond any applicable grace period (called a “payment default”); or

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a default (other than a payment default) with respect to designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities, in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and, in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived and 179 days after the date on which the payment blockage notice is received, if the maturity of the designated senior indebtedness has not been accelerated, unless the indenture otherwise prohibits such payment or distribution at the time of such payment or distribution.
No new payment blockage notice may be given unless and until 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments, premium, if any, and interest on the debt securities that have come due have been paid in full in cash. A non-payment default existing or continuing on the date of delivery of any payment blockage notice cannot be the basis for any later payment blockage notice.
If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the foregoing subordination provisions, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.
In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.
The indenture does not prohibit us from incurring debt, including senior indebtedness. We may from time to time incur additional debt, including senior indebtedness.
We are obligated to pay reasonable compensation to the trustee, reimburse the trustee for reasonable expenses and to indemnify the trustee against certain losses, liabilities or expenses it incurs in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee and will not be subject to subordination.

Certain Definitions
“Indebtedness” means:
(1)
all indebtedness, obligations and other liabilities (contingent or otherwise) for borrowed money (including our obligations in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such person or to only a portion thereof) (other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services);

(2)
all reimbursement obligations and other liabilities (contingent or otherwise) with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)
all obligations and liabilities (contingent or otherwise) in respect of leases required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on our balance sheet;

(4)
all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease of real property which contractually obligates us to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such person under such lease or related document to purchase or to cause a third party to purchase such leased property;

(5)
all obligations (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(6)
all direct or indirect guaranties or similar agreements in respect of, and obligations or liabilities (contingent or otherwise), to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7)
any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which we own or hold, regardless of whether the indebtedness or other obligation secured thereby shall be assumed by us; and

(8)
any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“Senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, additional amounts, if any, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. Senior indebtedness does not include:
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indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities; and

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our indebtedness to any of our majority-owned subsidiaries.

Governing Law
Unless otherwise set forth in the prospectus supplement applicable to the particular series of debt securities, the indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES
The following briefly summarizes the general provisions of the depositary shares representing a fraction of a share of preferred stock of a specific series, or “depositary shares,” and depositary receipts (as defined below) that we may issue from time to time and which would be important to holders of depositary receipts. The specific terms of any depositary shares or depositary receipts, including pricing and related terms, will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below will apply to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the deposit agreement(s), which we will file with the SEC in connection with an issuance of depositary shares.
Description of Depositary Shares
We may offer depositary shares evidenced by receipts for such depositary shares, which we sometimes refer to as “depositary receipts.” Each depositary receipt represents a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.
We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company, which we will select as our preferred stock depositary, and which may be the same institution that serves as an indenture trustee. The depositary must have its principal office in the United States and have combined capital and surplus of at least $50,000,000. We will name the depositary in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction of a share of preferred stock represented by the depositary share. These rights may include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares. We may issue depositary receipts in temporary, definitive or book-entry form.
Withdrawal of Preferred Stock
A holder of depositary shares may receive the number of whole shares of the series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit such preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock.
Dividends and Other Distributions
Holders of depositary shares of any series will receive their pro rata share of cash dividends or other cash distributions received by the depositary on the preferred stock of that series held by it. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole United States dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares. In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary, with our approval, may sell the property and distribute the net proceeds from the sale to the holders.
Redemption of Depositary Shares
If a series of preferred stock represented by depositary shares is subject to redemption, then we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the date fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to that series of preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot, ratably or by such other equitable method as we and the depositary may determine.
Upon and after the redemption of shares of the underlying series of preferred stock, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will then cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption.
Voting Rights
Upon receipt of notice of any meeting at which the holders of preferred stock of the related series are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the related series of preferred stock. The materials the holders will receive will (1) describe the matters to be voted on and (2) explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will attempt, as far as practical, to vote the shares as instructed by the holder. We will cooperate with the depositary to enable it to vote as instructed by holders of depositary shares. If any holder does not instruct the depositary how to vote the holder’s shares, the depositary will abstain from voting those shares.
Conversion or Exchange
The depositary will convert or exchange all depositary shares on the same day that the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will deposit with the depositary any other preferred stock, common stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.
The exchange or conversion rate per depositary share will be equal to the exchange or conversion rate per share of preferred stock, multiplied by the fraction of a share of preferred stock represented by one depositary share. All amounts per depositary share payable by us for dividends that have accrued on the preferred stock to the exchange or conversion date that have not yet been paid shall be paid in appropriate amounts on the depositary shares.
The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of preferred stock or common stock or to exchange the preferred stock for securities of another issuer. If the depositary shares carry this right, upon the payment of applicable fees and taxes, if any, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only surrendering part of the depositary shares represented by a depositary receipt for conversion, new depositary receipts will be issued for any depositary shares that are not surrendered.
Amendment and Termination of the Deposit Agreement
We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges payable by holders of the depositary shares or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.
The deposit agreement will automatically terminate if:
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all outstanding depositary shares have been redeemed and all amounts payable upon redemption have been paid;

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each share of preferred stock held by the depositary has been converted into or exchanged for common stock, other preferred stock or other securities; or

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a final distribution in respect of the preferred stock held by the depositary has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

We may also terminate the deposit agreement at any time. Upon such event, the depositary will give notice of termination to the holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole and fractional shares of the series of preferred stock underlying that holder’s depositary receipts, provided that, at our election we may pay cash in lieu of fractional shares of preferred stock that may be issuable.
Charges of Depositary and Expenses
We will pay all transfer and other taxes and governmental charges in connection with the establishment of the depositary arrangements. We will pay all charges and fees of the depositary for the initial deposit of the preferred stock, the depositary’s services and redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and the charges that are provided in the deposit agreement to be for the holder’s account.
Limitations on Our Obligations and Liability to Holders of Depositary Receipts
The deposit agreement may limit our obligations and the obligations of the depositary. It may also limit our liability and the liability of the depositary as follows:
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We and the depositary will only be obligated to take the actions specifically set forth in the deposit agreement in good faith;

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We and the depositary will not be liable if either is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

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We and the depositary will not be liable if either exercises discretion permitted under the deposit agreement;

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We and the depositary will have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on behalf of the holders of depositary receipts or any other party, unless we and the depositary are provided with satisfactory indemnity; and

•
We and the depositary will be permitted to rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

In the deposit agreement, we may agree to indemnify the depositary under certain circumstances.
Resignation and Removal of Depositary
The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Such resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal and the new depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF PURCHASE CONTRACTS
We also may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of debt or equity securities at a future date or dates. The consideration for such securities may be fixed at the time that the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract upon the occurrence of certain events.
The purchase contracts may be issued separately or as a part of units consisting of a purchase contract and other securities. These contracts, and the holders’ obligations to purchase our securities under the purchase contracts may be secured by cash, certificates of deposit, U.S. government securities that may mature prior to or simultaneously with, the maturity of the purchase contract, standby letters of credit from an affiliated U.S. bank that is FDIC-insured or other collateral satisfactory to the Federal Reserve Board. The purchase contracts may require us to make periodic payments to holders of the purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis as set forth in the applicable prospectus supplement.
DESCRIPTION OF UNITS
We also may offer two or more of the securities described in this prospectus in the form of a “unit,” including pursuant to a unit agreement. The unit may be transferable only as a whole, or the securities comprising a unit may, as described in the applicable prospectus supplement, be separated and transferred by the holder separately. There may or may not be an active market for units or the underlying securities, and not all the securities comprising a unit may be listed or traded on a securities exchange or market.

DESCRIPTION OF WARRANTS
General
We may issue warrants in one or more series to purchase common stock, preferred stock, senior debt securities, subordinated debt securities, other securities or any combination of these securities. Warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. We may issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. If applicable, the warrant agent would act solely as our agent in connection with the warrants of such series and would not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and a description of the applicable warrant agreement will be provided in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in their entirety by reference to the terms and provisions of the warrant agreement, which we will file with the SEC in connection with an issuance of any warrants.
The applicable prospectus supplement will describe the terms of any warrants, including the following, as may be applicable:
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the title of the warrants;

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the total number of warrants to be issued;

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the consideration for which we will issue the warrants, including the applicable currency or currencies;

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anti-dilution provisions to adjust the number of shares of our common stock or other securities to be delivered upon exercise of the warrants;

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the designation and terms of the underlying securities purchasable upon exercise of the warrants;

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the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

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the dates on which the right to exercise the warrants will commence and expire;

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the procedures and conditions relating to the exercise of the warrants;

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whether the warrants will be in registered or bearer form;

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information with respect to book-entry registration and transfer procedures, if any;

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the minimum or maximum amount of warrants which may be exercised at any one time;

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the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

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the date on and after which the warrants and securities issued with the warrants will be separately transferable;

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a discussion of material United States federal income tax considerations;

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the identity of any warrant agent; and

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock, preferred stock or depositary shares will not have any rights of holders of the common stock, preferred stock or depositary shares purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.
Exercise of Warrants
A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date and in accordance with the procedures set forth in the applicable prospectus supplement. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value.
Enforceability of Rights; Governing Law
The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of Mississippi.

DESCRIPTION OF RIGHTS
The following briefly summarizes the general provisions of rights to purchase additional shares of our common stock or any series of preferred stock, which we may issue. The specific terms of any rights, including the period during which the rights may be exercised, the manner of exercising such rights, and the transferability of rights, will be disclosed in the applicable prospectus supplement.
General
We may distribute rights, which may or may not be transferable, to the holders of our common stock or any series of our preferred stock as of a record date set by our board of directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock or preferred stock for every share of our common stock or share of a series of preferred stock that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. The rights will be evidenced by rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock or a series of preferred stock at a rate and price per share to be established by our board of directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their rights, they must do so before the expiration date of the rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the rights offering.
Exercise Price
Our board of directors will determine the exercise price or prices for the rights based upon a number of factors, including, without limitation, our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase shares that remain unsold in the rights offering; and general conditions in the securities markets, especially for securities of financial institutions.
The subscription price may or may not reflect the actual or long-term fair value of the common stock or preferred stock offered in the rights offering. We provide no assurances as to the market values or liquidity of any rights issued, or as to whether or not the market prices of the common stock or preferred stock subject to the rights will be more or less than the rights’ exercise price during the term of the rights or after the rights expire.
Exercising Rights; Fees and Expenses
The manner of exercising rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be set forth in the applicable prospectus supplement. We will pay all fees charged by any subscription agent and escrow agent in connection with the distribution and exercise of rights. Rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of rights that are transferable. Neither we nor the subscription agent will pay such expenses.
Expiration of Rights
The applicable prospectus supplement will set forth the expiration date and time (“Expiration Date”) for exercising rights. If holders of rights do not exercise their rights prior to such time, their rights will expire and will no longer be exercisable and will have no value.
We will extend the Expiration Date as required by applicable law and may, in our sole discretion, extend the Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension prior to the scheduled Expiration Date.
Withdrawal and Termination
We may withdraw the rights offering at any time prior to the Expiration Date for any reason. We may terminate the rights offering, in whole or in part, at any time before completion of the rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.
Rights of Subscribers
Holders of rights will have no rights as shareholders with respect to the shares of common stock or preferred stock for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the applicable prospectus supplement, and such shares of common stock or preferred stock, as applicable, have been issued to such persons. Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price to the subscription agent. All exercises of rights will be final and cannot be revoked by the holder of rights.
Regulatory Limitations
We will not be required to issue any person or group of persons shares of our common stock or preferred stock pursuant to the rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such shares if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.
Standby Agreements
We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, any shares of our common stock or preferred stock not subscribed for in the rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may sell the securities covered in this prospectus in any of three ways (or in any combination):
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through underwriters or dealers;

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directly to a limited number of purchasers or to a single purchaser; or

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through agents.

Each time that we use this prospectus to sell securities, we will also provide a prospectus or prospectus supplement that contains the specific terms of the offering. The prospectus or prospectus supplement will set forth the terms of the offering of the securities, including:
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the name or names of any underwriters, dealers or agents and the amounts of any securities underwritten or purchased by each of them; and

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the public offering price of the common stock and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of securities.
We may sell the securities through agents from time to time. The prospectus or prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus or prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus or prospectus supplement, and the prospectus or prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus or prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus or prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus or prospectus supplement (or a post-effective amendment).
Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the Nasdaq Global Select Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Alston & Bird LLP, Atlanta, Georgia. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus is being passed upon by counsel of the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The consolidated financial statements of The First Bancshares, Inc. and its subsidiary as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, incorporated by reference herein, have been incorporated by reference herein in reliance upon the reports of T.E. Lott & Company, an independent registered public accounting firm, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

1,750,000 Shares
THE FIRST BANCSHARES, INC.
Common Stock

PROSPECTUS SUPPLEMENT

Sole Bookrunner
Lead Manager
FIG Partners, LLC
October 26, 2017